Loan  Agreement  dated as of  September  11,  1998  between  INTEGRAMED
AMERICA, INC., a Delaware corporation with its chief place of business at One Manhattanville Road, Purchase, New York 10577-2100 (the "Borrower") and FLEET BANK, NATIONAL ASSOCIATION, a national banking association, 244 Westchester Avenue, White Plains, New York 10604 (the "Bank").

         The parties hereto hereby agree as follows:

1.       DEFINITIONS.

1.1 Defined Terms. As used herein the following terms shall have the following meanings:

         "Accounts" shall mean those accounts (i) arising out of the sale or lease of goods or the rendition of services by the Borrower, or (ii) acquired by the Borrower from another Person.

         "Account Debtor" shall mean the person who is obligated on or under an Account.

         "Acquisition" shall mean with respect to any Person, the purchase or other acquisition by such Person, by any means whatsoever (including through a merger, amalgamation, dividend or otherwise and whether in a single transaction or in a series of related transactions), of (i) any Capital Stock of any other Person if, immediately thereafter, such other Person would be either a Subsidiary of such Person or otherwise under the control of such Person, (ii) any business, going concern or division or segment of any other Person, or (iii) any Property of any other Person other than in the ordinary course of business, provided, however, that no acquisition of all or substantially all of the assets of such other Person shall be deemed to be in the ordinary course of business. Acquisition shall exclude Capital Expenditures (as hereinafter defined) otherwise permitted by this agreement. For purposes of this definition, "Acquisition" shall take the form of the Borrower's entering into a Management Agreement and the Borrower's acquisition of certain fixed assets in connection therewith.

         "Acquisition Cost" shall mean with respect to any Acquisition by any Person, the sum of (i) all cash consideration paid or agreed to be paid by such Person to make such Acquisition (inclusive of payments by such Person of the seller's professional fees and expenses and other out-of- pocket expenses in connection therewith), plus (ii) the fair market value of all non-cash consideration paid by such Person in connection therewith, plus (iii) an amount equal to the principal or stated amount of all liabilities assumed or incurred by such Person in connection therewith. The principal or stated amount of any liability assumed or incurred by a Person in connection with an Acquisition which is a contingent liability shall be an amount equal to the stated amount of such liability or, if the same is not stated, the maximum reasonably anticipated amount payable by such Person in respect thereof as determined by such Person in good faith.

         "Adjusted Net Income" shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis for any period, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period, excluding extraordinary items, as determined in accordance with GAAP.

         "Affiliate"  as  applied  to any  Person  shall  mean any other  Person directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agreement" shall mean this Loan Agreement, as the same from time to time may be amended, supplemented or modified.

         "Applicable Margin" shall mean:

         (a) with respect to the unpaid principal balance of Facility A Revolving Credit Loans that consist of Fluctuating Rate Loans and LIBOR Loans, in each case at all times during which the applicable Pricing Level set forth below is in effect, the percentage set forth below next to such Pricing Level and under the applicable column:

                                  Applicable Margin (Type of Loan)
                                  --------------------------------

                                  Fluctuating
         Pricing Level             Rate Loan       LIBOR Loan
         -------------             ---------       ----------

         Pricing Level I              0.25%           3.00%
         Pricing Level II             0.00%           2.75%
         Pricing Level III            0.00%           2.25%

         (b) with respect to the unpaid principal balance of Facility B Revolving Credit Loans and Term Loans that consist of Fluctuating Rate Loans and LIBOR Loans, in each case at all times during which the applicable Pricing Level set forth below is in effect, the percentage set forth below next to such Pricing Level and under the applicable column:

                                  Applicable Margin (Type of Loan)
                                  --------------------------------

                                  Fluctuating
         Pricing Level             Rate Loan       LIBOR Loan
         -------------             ---------       ----------

         Pricing Level I             0.00%            2.75%
         Pricing Level II            0.00%            2.50%
         Pricing Level III           0.00%            2.25%

         In each of the above cases, changes in the Applicable Margin resulting from a change in a Pricing Level shall be based upon the financial statements/certificate most recently delivered pursuant to Sections 5.2(a)(i) and 5.2(b) and shall become effective on the date such financial statements or certificate, as applicable, are delivered to the Bank in the format required by this Agreement. Notwithstanding anything to the contrary contained in this definition, (i) if, at any time and from time to time, the Borrower shall be in Default of its obligations under Section 5.2, Pricing Level I (as increased pursuant to Section 2.11(c)) shall apply until such Default is cured, and (ii) Pricing Level I shall apply during the period commencing on the date of this Agreement and ending on the date of delivery thereafter of the financial statements/certificate covering the fiscal period of the Borrower ending on March 31, 1999.

         "Borrowing Base" shall mean at any time 50% of the Borrower's Eligible Accounts Receivable at such time.

         "Borrowing Base Certificate" shall mean a certificate substantially in the form of Exhibit D hereto.

         "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York are required or permitted by law to remain closed, except that "Business Day" in the context of a specific city shall mean any date on which commercial banks are open for business in that city and relative to the date of (i) making or continuing any Loans as, or converting any Loans from or into, LIBOR Loans, (ii) making any payment or prepayment of principal of or payment of interest on any portion of the principal amount of any Loans being maintained as LIBOR Loans, or (iii) the Borrower's giving any notice (or the number of Business Days to elapse prior to the effectiveness thereof) in connection with any matter referred to in the foregoing clause (i) or (ii), any day on which dealings in Dollars are carried on in the interbank eurodollar market in London, England.

         "Capital Expenditures" shall mean for any period, the additions to property, plant and equipment and other capital expenditures of such Person for such period as the same are or would be set forth in a consolidated statement of cash flows of such Person for such period (or the notes thereto) prepared in accordance with generally accepted accounting principles, excluding any such additions which are attributable to an Acquisition.

         "Capitalized Lease" shall mean any lease the obligations to pay rent or other amounts under which constitute Capitalized Lease Obligations.

         "Capitalized Lease Obligations" shall mean as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be capitalized under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

        "Capital Stock" shall mean as to any Person, all shares, interests, partnership interests, limited liability company interests, participations, rights in or other equivalents (however designated) of such Person's equity (however designated) and any rights, warrants or options exchangeable for or convertible into such shares, interests, participations, rights or other equity.

         "Cash Equivalents" means (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit or eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any commercial bank having capital in excess of $200,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Group ("S&P") or P-1 or the equivalent thereof by Moody's Investors Services, Inc. ("Moody's") and in either case maturing within one year from the date of acquisition, (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or
(g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

         "Change in Control" shall mean that after the date of this Agreement the ownership of the Borrower's outstanding Capital Stock shall change such that any one Person or any one group of Affiliated Persons owns directly or beneficially more than 50% of the issued and outstanding Capital Stock of the Borrower.

         "Cleanup Laws" shall mean any federal, state or local statute or regulation relating to hazardous or toxic wastes or substances or the removal thereof.

         "Collateral" shall mean the collateral described in Section 9 of this Agreement.

         "Commitment" shall mean the Facility A Commitment and/or the Facility B Commitment.

         "Commitment Letter" shall mean the letter agreement between the Borrower and the Bank dated July 16, 1998.

         "Commitment Period" shall mean the Facility A Commitment Period and/or the Facility B Commitment Period.

         "Consolidated" or "consolidated" shall mean the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "Consolidated Adjusted EBITDA" shall mean, for any period, (i) with respect to Network Sites owned by the Borrower for more than 12 months, Consolidated EBITDA and (ii) with respect to Network Sites owned by the Borrower for less than 12 months, the sum of (A) Consolidated EBITDA for each full month the Network Site was owned by the Borrower for which the Bank has received financial statements, plus (B) pro forma Consolidated EBITDA for that number of months immediately prior to the Borrower's acquisition equal to 12 months minus the number of months the Network Site was owned by the Borrower as calculated by the Borrower in good faith and in a manner reasonably satisfactory to the Bank, plus (C) any adjustments reasonably satisfactory to the Bank.

         "Consolidated Debt Service" shall mean for any period, the sum of (i) Consolidated Interest Expense for such period and (ii) all scheduled payments of principal on Consolidated Funded Debt during such period, including payments made on account of Capitalized Leases.

         "Consolidated EBITDA" shall mean, with respect to the Borrower and its Subsidiaries for any period, the sum of (i) Adjusted Net Income, (ii) Interest Expense, (iii) depreciation, amortization and other non-cash charges and (iv) provision for Federal, state and local income taxes, in each case of the Borrower and its Subsidiaries on a consolidated basis for such period, computed in accordance with GAAP.

         "Consolidated Effective Net Worth" shall mean at any date of determination, the sum of capital surplus, earned surplus (or accumulated deficit), the par value of each class of capital stock multiplied by the number of outstanding shares of such class of capital stock, additional paid-in capital and Subordinated Debt of the Borrower and its Subsidiaries on a Consolidated basis.

         "Consolidated Funded Debt" shall mean at any date of determination, the aggregate funded indebtedness (as determined in accordance with GAAP) of the Borrower and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP, on such date.

         "Consolidated Interest Expense" shall mean, with respect to the Borrower and its Subsidiaries for the applicable period of determination thereof, the interest expense of the Borrower and its Subsidiaries during such period determined on a consolidated basis in accordance with GAAP.

         "Consolidated Senior Funded Debt" shall mean at any date of determination, the aggregate funded indebtedness of the Borrower that does not constitute Subordinated Debt, determined on a Consolidated basis in accordance with GAAP, on such date.

         "Consolidating" or "consolidating" shall mean the Borrower and its Subsidiaries each taken separately.

         "Continuation/Conversion Notice" is defined in Section 2.9.

         "Contractual Obligations" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

         "Controlled" and "Control" shall mean any partnership, corporation or other entity of which the Borrower, alone, or the Borrower and/or one or more of its Subsidiaries, either has the power to direct the management or the power to direct at least a majority of the voting interests.

         "Cost of Funds" means the per annum rate of interest which the Bank is required to pay, or is offering to pay, for wholesale liabilities, adjusted for reserve requirements and such other requirements as may be imposed by federal, state or local government and regulatory agencies, as determined by the Bank.

         "Default" shall mean any of the events specified in this Agreement under "Events of Default", whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

         "Eligible Accounts Receivable shall mean those Accounts (i) which do not remain unpaid for more than 90 days from the original date of invoice, and
(ii) have been validly assigned to the Bank and, are subject to a first priority Lien in favor of the Bank and comply with all of the terms, conditions, warranties and representations made to the Bank under this Agreement and the other Loan Documents; but Eligible Accounts Receivable shall not include the following: (a) Accounts with respect to which the Account Debtor is an officer, director, employee, or agent of the Borrower or an Affiliate; (b) Accounts arising from a sale of goods which are placed on consignment, or subject to guaranteed sale, bill-and-hold, repurchase or return, or other terms by reason of which the payment of the Account Debtor may be conditional; (c) Accounts arising from invoices for deposits, and rebills of amounts previously credited to the extent of credits issued more than fifteen (15) days prior to such rebill; (d) Accounts with respect to which the Account Debtor is not domiciled in the United States of America unless such Account is fully secured by an irrevocable letter of credit acceptable to the Bank and in favor of or assigned to the Bank; (e) Accounts with respect to which the sale is on an installment sale, lease or other extended payment basis; (f) Accounts with respect to which the Account Debtor is a federal, state, local or foreign governmental authority unless such governmental authority is the United States of America or any department, agency or instrumentality of the Untied States, and the Borrower complies with the Assignment of Claims Act of 1940, as amended (31 U.S.C.
Section 203 et seq.; (g) Accounts with respect to which the Account Debtor is a Subsidiary of, Affiliate of, or has common officers or directors with the Borrower; (h) Accounts with respect to which the Bank does not for any reason have a perfected first priority Lien; (i) Accounts with respect to which the Borrower is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to the Borrower, to the extent of the Borrower's existing or potential liability to such Account Debtor; (j) Accounts with respect to which the Account Debtor has disputed any liability, or the Account is otherwise subject to any right of setoff, deduction, breach of warranty or other defense, dispute or counterclaim by the Account Debtor but such Account shall be ineligible only to the extent of the disputed or otherwise disallowed amount; (k) that portion of any Accounts representing late fees, service charges or interest, but only to the extent of such portion; (l) Accounts of an Account Debtor where the Account Debtor is located in New Jersey or Minnesota unless the Borrower (1) with respect to such state, has received a Certificate of Authority to do business and is in good standing in such state, or (2) has filed a Notice of Business Activities Report with the New Jersey Division of Taxation or the Minnesota Department of Revenue, as applicable, for the then current year; (m) Accounts owed by any Account Debtor which is insolvent or is the subject of an insolvency proceeding; (n) that portion or any Accounts represented by an instrument, or chattel paper; and (o) any and all Accounts of an Account Debtor whose creditworthiness is not satisfactory to the Bank in its reasonable credit judgment based on information available to the Bank. References to percentages of all Accounts are based on dollar amount of Accounts, and not number of Accounts.

         "Environmental Laws" shall mean any federal, state or local statute or regulation relating to hazardous or toxic wastes or substances or the removal thereof.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Event of Default" shall mean any of the events specified in this Agreement under "Events of Default", provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Facility A Commitment" shall mean the obligation of the Bank to make Facility A Revolving Credit Loans to the Borrower during the Facility A Commitment Period pursuant to the terms hereof as such Commitment is described in Section 2.1(a) hereof and as subject to reduction in accordance with the terms hereof.

         "Facility A Commitment Period" shall mean the period from and including the date hereof to and including the Facility A Termination Date or such earlier date as the Facility A Commitment shall terminate as provided herein.

         "Facility B Commitment" shall mean the obligation of the Bank to make Facility B Revolving Credit Loans to the Borrower during the Facility B Commitment Period pursuant to the terms hereof as such Commitment is described in Section 2.1(a) hereof and as subject to reduction in accordance with the terms hereof.

         "Facility B Commitment Period" shall mean the period from and including the date hereof to and including the Facility B Termination Date or such earlier date as the Facility B Commitment shall terminate as provided herein.

         "Facility A Revolving  Credit Loan" shall mean a Loan made  pursuant to
Section 2.1(a) hereof.

         "Facility A Revolving  Credit Note" shall mean the Note  referred to in
Section 2.2(a) hereof.

         "Facility B Revolving  Credit Loan" shall mean a Loan made  pursuant to
Section 2.1(b) hereof.

         "Facility B Revolving  Credit Note" shall mean the Note  referred to in
Section 2.2(b) hereof.

         "Facility A Termination Date" shall mean September 11, 2001 or, if such date is not a Business Day, the Business Day next succeeding such date.

         "Facility B Termination Date" shall mean September 11, 2001 or, if such date is not a Business Day, the Business Day next succeeding such date.

         "Fixed Charge Coverage Ratio" shall be determined on a rolling four-quarter basis and shall mean, for any such four-quarter period, the ratio of (A) Consolidated Adjusted EBITDA for such period minus the sum of Capital Expenditures during such period that have not been financed (excluding amounts paid in connection with Permitted Acquisitions), and cash dividends paid during such period and income taxes paid during such period to (B) Consolidated Debt Service for such period.

         "Fluctuating Rate Loans" shall mean Loans hereunder that bear interest at a rate of interest based upon the Prime Rate plus the Applicable Margin, if any.

         "GAAP" shall mean generally accepted accounting principles applied in a manner consistent with that employed in the preparation of the financial statements described in Section 3.1.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

         "Guarantees" shall mean the guarantees to be executed by the Guarantors substantially in the form of Exhibit F hereto.

         "Guarantors" shall mean each and every present and future Subsidiary of the Borrower that the Bank in its reasonable discretion deems to be a "material" Subsidiary of the Borrower.

         "Indebtedness" shall mean (without duplication), with respect to any Person, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person for the deferred purchase price of property or services, except accrued expenses arising in the ordinary course of business, current accounts payable arising in the ordinary course of business and not overdue beyond such period as is commercially reasonable for such Person's business, amounts due to medical providers and patient deposits (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all payment obligations of such Person with respect to interest rate or currency protection agreements , (f) all obligations of such Person as an account party under any letter of credit or in respect of bankers' acceptances, (g) all obligations of any third party secured by property or assets of such Person (regardless of whether or not such Person is liable for repayment of such obligations), (h) all guarantees of such Person, (i) all Capitalized Lease Obligations of such Person and (j) the redemption price of all redeemable preferred stock of such Person (but not accrued dividends on any preferred stock), but only to the extent that such stock is redeemable at the option of the holder or requires sinking fund or similar payments at any time prior to the Termination Date.

         "Installment Payment Date" shall mean any date on which all or any portion of the principal amount of the Term Loan is due and payable.

         "Interest Period" shall mean any period during which a Loan bears interest at a fixed rate as elected by the Borrower in accordance with the terms of this Agreement.

         (a) If any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day.

         (b) No Interest Period shall extend beyond a stated Maturity Date.

         (c) No portion of the Term Loan shall be continued as or converted into a Libor Loan with an Interest Period which extends beyond an Installment Payment Date if, after giving effect to the continuation or conversion of such Libor Loan, the amount payable on any Installment Payment Date would exceed the sum of
(i) the aggregate principal amount of the outstanding portion of the Term Loan constituting Libor Loans with Interest Periods ending prior to such Installment Payment Date and (ii) the aggregate outstanding portion of the Term Loan constituting Fluctuating Rate Loans.

         (d) If such Interest Period commences on a day for which there exists no numerically corresponding day in the final month of such Interest Period, such Interest Period shall end on the last Business Day of such month.

         "Leverage Ratio" shall mean at any date of determination,  the ratio of
(i) Consolidated Senior Funded Debt as of such date to (ii) Consolidated EBITDA for the four fiscal quarter period ending on such date or, if such date is not the last day of a fiscal quarter, for the immediately preceding four fiscal quarter period.

         "LIBOR" shall mean, as applicable to any LIBOR Loan, the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to the interest period applicable to such LIBOR Loan which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two London Business Days preceding the first day of the interest period applicable to such LIBOR Loan; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR rate shall be the rate (rounded upwards as described above, if necessary) for deposits in dollars for a period substantially equal to the interest period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two (2) London Business Days prior to the beginning of such Interest Period. If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to the interest period applicable to such LIBOR Loan which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) London Business Days preceding the first day of the interest period applicable to such LIBOR Loan as selected by the Bank. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to the interest period applicable to such LIBOR Loan offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that its two London Business Days preceding the first day of such LIBOR Loan. In the event that Bank is unable to obtain any such quotation as provided above, it will be deemed that LIBOR pursuant to a LIBOR Loan cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of the Bank then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

         "LIBOR Loans" shall mean Loans hereunder that bear interest for the Interest Period applicable thereto at a rate of interest based upon LIBOR plus the Applicable Margin.

         "Lien" shall mean any mortgage, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever which has the practical effect of creating a security interest (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

         "Loan" or "Loans" shall mean any loan made by the Bank to the Borrower hereunder whether a Facility A Revolving Credit Loan, Facility B Revolving Credit Loan or the Term Loan.

         "Loan Documents" shall mean this Agreement and each document, agreement and instrument executed in connection herewith or pursuant hereto together with each document, agreement and instrument made by the Borrower or any Guarantor with or in favor of or owing to the Bank.

         "Management Agreement" shall mean an agreement entered into between the Borrower and a Practice Group pursuant to which the Borrower provides management and administrative services to such Practice Group and furnishes such Practice Group with facilities, equipment, personnel and supplies.

         "Maturity Date" shall mean the date that all or a portion of the outstanding principal balance of a Loan is due and payable pursuant to the terms hereof which shall include without limitation (i) with respect to Revolving Credit Loans, the applicable Termination Date, and (ii) with respect to the Term Loan, each Installment Payment Date and the final Maturity Date of the Term Loan.

         "Network Site" means each location with respect to which a Practice Group has entered into a single Management Agreement with the Borrower.

         "Notes" shall mean collectively the Facility A Revolving Credit Note referred to in Section 2.2(a) hereof, the Facility B Revolving Credit Note referred to in Section 2.2(b) hereof and the Term Note referred to in Section
2.8 hereof.

         "Notice of Borrowing" is defined in Section 2.3.

         "Obligations" shall mean any and all sums owing under the Loan Documents and all other obligations, direct or contingent, joint, several or independent, of the Borrower now or hereafter existing due or to become due to, or held or to be held by the Bank pursuant to the Loan Documents, whether created directly or acquired by assignment or otherwise.

         "Permitted Acquisition" shall mean an Acquisition permitted by Section 7.2.

         "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or any other juridical entity, or a government or state or any agency or political subdivision thereof.

         "Plan" shall mean any plan of a type described in Section 4021(a) of ERISA in respect of which the Borrower is an "employer" as defined in Section 3(5) of ERISA.

         "Practice Group" means one or more physicians or a professional corporation or professional association owned by physicians or a hospital or medical center.

         "Post-Default Rate" shall mean at any time a rate of interest equal to 4% per annum in excess of the rate that would then be applicable to Fluctuating Rate Loans based upon the Pricing Level therefor.

         "Pricing Level" shall mean Pricing Level I, Pricing Level II or Pricing Level III, as applicable.

         "Pricing Level I" shall mean the applicable Pricing Level at any time when the Leverage Ratio is greater than 1.50:1.00.

         "Pricing Level II" shall mean the applicable Pricing Level at any time when the Leverage Ratio is greater than 1.00:1.00 but less than or equal to 1.50:1.00.

         "Pricing Level III" shall mean the applicable Pricing Level at any time when the Leverage Ratio is less than or equal to 1.00:1.00.

         "Prime Rate" shall mean the variable per annum rate of interest so designated from time to time by the Bank as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

         "Property" shall mean all types of real, personal, tangible, intangible or mixed property.

         "Real Property" shall mean any real property owned or leased by the Borrower or any of its Subsidiaries or any Guarantor or any of its Subsidiaries.

         "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

         "Requirements of Law" shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Revolving Credit Loan" shall mean any Facility A Revolving Credit Loan and/or any Facility B Revolving Credit Loan made pursuant to Section 2.1 hereof.

         "Revolving Credit Note" shall mean any Facility A Revolving Credit Note and/or any Facility B Revolving Credit Note referred to in Section 2.2. hereof.

         "Security Agreement" shall mean the Security Agreement(s) referred to in this Agreement, certain or all of which are substantially in the form of Exhibit G hereto.

         "Specified Person" shall mean either the Borrower or any of its Subsidiaries or any Guarantor or any of its Subsidiaries.

         "Subordinated Debt" shall mean all Indebtedness owing by the Borrower to any Person that is completely subordinated to all of the Borrower's Obligations to the Bank pursuant to a subordination agreement in form and substance satisfactory to the Bank.

         "Subsidiary" or "Subsidiaries" of any Person shall mean any corporation or corporations of which the Person alone, or the Person and/or one or more of its Subsidiaries, owns, directly or indirectly, at least a majority of the securities having ordinary voting power for the election of directors.

         "Term Loan" shall mean the Loan made pursuant to Section 2.8 hereof.

         "Term Note" shall mean the Note referred to in Section 2.8 hereof.

         "Type" refers to whether a Loan is a Fluctuating Rate Loan or a Libor Loan.

         "Year 2000 Issue" shall mean failure of computer software, hardware and firmware systems and equipment containing embedded computer chips to properly receive, transmit, process, manipulate, store, retrieve, retransmit or in any other way utilize data and information due to the occurrence of the year 2000 or the inclusion of dates on or after January 1, 2000.

         1.2 Accounting Terms. As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not specifically defined herein shall have the respective meanings given to them under generally accepted accounting principles.


2.       AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENT AND TERM NOTE.

         2.1 Revolving Credit Commitments.

         (a) Subject to the terms and conditions hereof, the Bank agrees to make revolving credit loans to the Borrower (the "Facility A Revolving Credit Loans") from time to time during the Facility A Commitment Period the aggregate principal amount of which at any one time outstanding shall not exceed the lesser of the Borrowing Base or $4,000,000, as such amount may be reduced as provided in this Agreement (the "Facility A Commitment"). During the Facility A Commitment Period the Borrower may use the Commitment for obtaining Loans by borrowing, prepaying in whole or in part and reborrowing on a revolving basis, all in accordance with the terms and conditions hereof.

         (b) Subject to the terms and conditions hereof, the Bank agrees to make revolving credit loans to the Borrower (the "Facility B Revolving Credit Loans") from time to time during the Facility B Commitment Period the aggregate principal amount of which at any one time outstanding shall not exceed $5,000,000, as such amount may be reduced as provided in this Agreement (the "Facility B Commitment"). During the Facility B Commitment Period the Borrower may use the Facility B Commitment for obtaining Loans by borrowing, prepaying in whole or in part and reborrowing on a revolving basis, all in accordance with the terms and conditions hereof.

         2.2 Revolving Credit Notes.

         (a) The Facility A Revolving Credit Loans made by the Bank to the Borrower pursuant to Section 2.1(a) hereof shall be evidenced by a promissory note of the Borrower substantially in the form of Exhibit A hereto with appropriate insertions (the "Facility A Revolving Credit Note"), payable to the order of the Bank and representing the obligation of the Borrower to pay the lesser of (a) the amount of the Facility A Commitment or, (b) the aggregate unpaid principal amount of all Facility A Revolving Credit Loans made by the Bank to the Borrower, with interest thereon as hereinafter prescribed. The Facility A Revolving Credit Note shall (i) be dated the date hereof, (ii) be stated to mature on the Facility A Termination Date and (iii) bear interest with respect to the unpaid principal balance thereof from time to time outstanding at a rate per annum to be elected by the Borrower in accordance with the notice provisions set forth in Section 2.3 hereof, and in the case of LIBOR Loans for the Interest Period therein specified, equal to either (1) LIBOR plus the Applicable Margin, or (2) the Prime Rate plus the Applicable Margin (which interest rate will change when and as the Prime Rate changes). In all cases interest shall be computed on the basis of a 360-day year for actual days elapsed and shall be payable as provided in this Agreement. After any stated or accelerated maturity, the Facility A Revolving Credit Note shall bear interest at the rate set forth in this Agreement.

         (b) The Facility B Revolving Credit Loans made by the Bank to the Borrower pursuant to Section 2.1(b) hereof shall be evidenced by a promissory note of the Borrower substantially in the form of Exhibit B hereto with appropriate insertions (the "Facility B Revolving Credit Note"), payable to the order of the Bank and representing the obligation of the Borrower to pay the lesser of (a) the amount of the Facility B Commitment or, (b) the aggregate unpaid principal amount of all Facility B Revolving Credit Loans made by the Bank to the Borrower, with interest thereon as hereinafter prescribed. The Facility B Revolving Credit Note shall (i) be dated the date hereof, (ii) be stated to mature on the Facility B Termination Date and (iii) bear interest with respect to the unpaid principal balance thereof from time to time outstanding at a rate per annum to be elected by the Borrower in accordance with the notice provisions set forth in Section 2.3 hereof, and in the case of LIBOR Loans for the Interest Period therein specified, equal to either (1) LIBOR plus the Applicable Margin, or (2) the Prime Rate plus the Applicable Margin (which interest rate will change when and as the Prime Rate changes). In all cases interest shall be computed on the basis of a 360-day year for actual days elapsed and shall be payable as provided in this Agreement. After any stated or accelerated maturity, the Facility B Revolving Credit Note shall bear interest at the rate set forth in this Agreement.

         2.3 Procedure for Borrowings. The Borrower may borrow under the applicable Commitment during the applicable Commitment Period on any Business Day by giving the Bank irrevocable notice (each a "Notice of Borrowing") of a request for a Facility A Revolving Credit Loan and/or a Facility B Revolving Credit Loan hereunder (a) in the case of LIBOR Loans three Business Days before a proposed borrowing or continuation or conversion and (b) in the case of all other Loans not less than one nor more than five Business Days before a proposed borrowing or continuation or conversion, setting forth (i) the amount of the Loan requested, which shall not be less than $100,000, (ii) the requested borrowing date or Interest Period commencement date, as the case may be, (iii) whether the Loan shall be a LIBOR Loan, Fluctuating Rate Loan or a combination thereof, and (iv) if entirely or partially a LIBOR Loan, the length of the Interest Period therefor, which shall be one, two, three or six months, as the Borrower shall elect. As used in this Section 2.3, "conversion" shall mean the conversion of a Loan from one Type to another Type as more fully described in this Agreement. Such notice shall be written (including, without limitation, via facsimile transmission) and shall be sufficient if received by l p.m. on the date on which such notice is to be given. If any such request is sent by facsimile it shall be confirmed in writing sent by the Borrower to the Bank within two Business Days thereafter. Unless notification is otherwise furnished by the Borrower to the Bank (in a manner consistent with the requirements of this Section), Loans will be made by credits to the Borrower's demand deposit account maintained with the Bank. If the Borrower furnishes such notice but no election is made as to the Type of Loan or the Interest Period to be applicable thereto, the Loan will automatically then be made as a Fluctuating Rate Loan until such required information is furnished pursuant to the terms hereof.

         2.4 [Reserved].

         2.5 Commitment Fees.

         (a) As additional compensation for the Facility A Commitment on the revolving basis provided for herein, the Borrower agrees to pay the Bank a commitment fee for the Facility A Commitment Period at the rate of .25% per annum on the average daily unused portion of the Facility A Commitment hereunder. Such commitment fee shall be payable quarterly, on the last day of each March, June September and December during the Facility A Commitment Period, commencing September 30, 1998, and on the Facility A Termination Date. If the Borrower fails to pay any such amount to the Bank when due the amount of such defaulted payment shall bear interest from the date when due until (but excluding) the date when paid at the Post-Default Rate. The obligation so to pay interest shall not be construed so as to waive the requirement to pay the commitment fees as hereinabove set forth.

         (b) As additional compensation for the Facility B Commitment on the revolving basis provided for herein, the Borrower agrees to pay the Bank a commitment fee for the Facility B Commitment Period at the rate of .20% per annum on the average daily unused portion of the Facility B Commitment hereunder. Such commitment fee shall be payable quarterly, on the last day of each March, June September and December during the Facility B Commitment Period, commencing September 30, 1998, and on the Facility B Termination Date. If the Borrower fails to pay any such amount to the Bank when due the amount of such defaulted payment shall bear interest from the date when due until (but excluding) the date when paid at the Post-Default Rate. The obligation so to pay interest shall not be construed so as to waive the requirement to pay the commitment fees as hereinabove set forth.

         2.6  Regulatory  Changes in Capital  Requirements.  If as a result of a change in any existing, or the imposition of any future, law, regulation or guideline or the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, imposes, modifies, deems applicable or results in the application of, any capital maintenance, capital ratio or similar requirement against loan commitments made by the Bank (or participations therein) or the Bank in anticipation of the effectiveness of any capital maintenance, capital ratio or similar requirement takes reasonable action to enable itself to comply therewith, and the result thereof is to impose upon the Bank or increase any capital requirement applicable as a result of the making or maintenance of either or both Commitments or participations therein (which imposition of or increase in capital requirements may be determined by the Bank's reasonable allocation of the aggregate of such capital impositions or increases) then, upon demand by the Bank, the Borrower shall immediately pay to the Bank from time to time as specified by the Bank such additional amount as shall be sufficient to compensate the Bank for such impositions of or increases in capital requirements. Any such amount not paid within one Business Day after demand being made by the Bank shall be paid together with interest at the Post-Default Rate from the date demanded until payment in full thereof. A certificate setting forth in reasonable detail the amounts necessary to compensate the Bank as a result of an imposition of or increase in capital requirements submitted by the Bank to the Borrower shall be conclusive, absent manifest error or bad faith, as to the amount thereof. For purposes of this Section, all references to the "Bank" shall be deemed to include any corporation controlling the Bank. The Bank will promptly notify the Borrower of any event of which it has knowledge occurring after the date hereof which will entitle it to compensation pursuant to this Section and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the judgment of the Bank, be otherwise disadvantageous to the Bank.

         2.7 Termination or Reduction of Commitment. The Borrower shall have the right, upon not less than three Business Days' irrevocable written notice, to terminate either Commitment or, from time to time, to reduce the amount of such Commitment, provided that (a) any such reduction (i) shall be in the minimum amount of $500,000 or an integral multiple of $100,000 in excess thereof, (ii) shall reduce permanently the amount of such Commitment then in effect, and (iii) shall be accompanied by prepayment of the applicable Revolving Credit Loans outstanding to the extent, if any, that the Loans then outstanding exceed the amount of such Commitment as then reduced, together with accrued interest on the amount so prepaid to and including the dates of each such prepayment and any amounts payable pursuant to Section 2.14 in connection therewith and the payment of any unpaid commitment fee applicable to such commitment then accrued hereunder, and (b) any such termination of such Commitment shall be accompanied by prepayment in full of the applicable Revolving Credit Loans together with accrued interest thereon to and including the date of prepayment and any amounts payable pursuant to Section 2.14 in connection therewith and the payment of any unpaid commitment fee applicable to such commitment then accrued hereunder.

         2.8 Term Loan. The Bank hereby agrees to make a 66-month $4,000,000 term loan (the "Term Loan") to the Borrower. The Term Loan shall be made as a Fluctuating Rate Loan unless and until the Borrower furnishes the notices required by this Agreement to convert all or a portion of such Loan to a Loan of another Type. The Term Loan shall be evidenced by a promissory note of the Borrower substantially in the form of Exhibit C hereto with appropriate insertions (the "Term Note") and dated the date of such Term Loan. The principal amount of the Term Note shall be payable in sixteen (16) consecutive quarterly installments each of which shall be in an amount equal to Two Hundred Fifty Thousand Dollars and 00/100 ($250,000.00), payable on the first day of each January, March, June and September commencing June 1, 2000 until the entire unpaid principal balance of the Term Note shall be paid in full. The Term Note shall bear interest on the unpaid principal amount thereof from time to time outstanding at a rate per annum, to be elected pursuant to the provisions of this Agreement equal to either (i) LIBOR plus the Applicable Margin, or (ii) the Prime Rate plus the Applicable Margin (which interest rate shall change when and as the Prime Rate changes). In all cases interest shall be computed on the basis of a 360-day year for actual days elapsed and shall be payable as provided in this Agreement. After any stated or accelerated maturity thereof, the Term Note shall bear interest at the increased rate set forth in this Agreement.

         2.9 Continuation and Conversion of Loans. The Borrower shall have the right at any time on prior irrevocable written or telex notice to the Bank as specified in this Agreement (i) to continue any LIBOR Loan as a Libor Loan for the same or a different Interest Period (specifying the Interest Period to be applicable thereto), (ii) to convert any LIBOR Loan into a Fluctuating Rate Loan and (iii) to convert any Fluctuating Rate Loan into a LIBOR Loan (specifying the Interest Period to be applicable thereto) (each such notice, a "Continuation/Conversion Notice"), subject to the following:

         (a) in the case of a conversion of less than all of the outstanding Loans, the aggregate principal amount of Loans converted shall not be less than $100,000 and shall be an integral multiple thereof;

         (b) no LIBOR Loan shall be converted at any time other than at the end of an Interest Period applicable thereto; and

         (c) any portion of a Loan maturing or required to be prepaid in less than one month may not be converted into or continued as a LIBOR Loan.

         In the event that the Borrower shall not give notice to continue any LIBOR Loan into a subsequent Interest Period or convert any such Loan into a Loan of another type, on the last day of the Interest Period thereof, such Loan (unless prepaid) shall automatically be converted into a Fluctuating Rate Loan. The Interest Period applicable to any Libor Loan resulting from a conversion or continuation shall be specified by the Borrower in the irrevocable notice delivered by the Borrower pursuant to this Agreement; provided, however, that, if such notice does not specify either the type of Loan or the Interest Period to be applicable thereto, the Loan shall automatically be converted into, or continued as, as the case may be, a Fluctuating Rate Loan until such required information is furnished pursuant to the terms hereof. Notwithstanding anything to the contrary contained above, if an Event of Default shall have occurred and is continuing, no Libor Loan may be continued into a subsequent Interest Period and no Fluctuating Rate Loan may be converted into a Libor Loan.

         2.10 Prepayment.

         (a) Voluntary. The Borrower may prepay any Fluctuating Rate Loan in whole or in part without premium or penalty; provided, however, that each partial prepayment on account of any Fluctuating Rate Loan shall be in an amount not less than $100,000 or an integral multiple of $100,000 in excess thereof. Except as provided otherwise in this Agreement, the Borrower may not prepay any Libor Loan prior to the last day of the Interest Period therefor. Any amount prepaid on account of a Revolving Credit Loan may be reborrowed in accordance with the provisions of Section 2.1 hereof. Any partial prepayment of the Term Loan shall be applied to the last maturing installments thereof in inverse order of their respective maturities.

         (b) Mandatory. If, at any time, the aggregate outstanding principal balance of Facility A Revolving Credit Loan(s) exceeds the Borrowing Base, within five days of the first day there exists such excess, the Borrower shall make payment to the Bank in an amount equal to such excess together with any amounts payable pursuant to Section 2.14 in connection therewith. Such payment shall be applied to reduce the aggregate unpaid principal balance of Facility A Revolving Credit Loans then outstanding by first applying such payment to reduce Fluctuating Rate Loans and then to reduce LIBOR Loans. Notwithstanding the foregoing, the Borrower may direct by written notice to the Bank that any prepayment or repayment be applied first, to the principal amount of LIBOR Loans if such prepayment or repayment is made on the last day of the Interest Period applicable thereto.

         Each prepayment shall be made together with payment of accrued interest on the amount prepaid to and including the date of prepayment.

         2.11 Interest Payments; Manner of Payments; Rate After Default; Schedule to Note.

         (a)   Interest   accrued  on  each  Loan  shall  be  payable,   without
duplication, on:

                (i) the Maturity Date of such Loan (excluding any Installment Payment Date unless interest would otherwise be payable on such Installment Payment Date pursuant to subsections (ii) - (v) below);

                (ii) with respect to any portion of any Loan repaid or prepaid pursuant to this Agreement, the date of such repayment or prepayment, as the case may be;

                (iii) with respect to that portion of the outstanding principal amount of all Loans maintained as Fluctuating Rate Loans, the first day of each month commencing with the first such date following the date of the making of such Loans;

                (iv) with respect to that portion of the outstanding principal amount maintained as LIBOR Loans, the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the last day of each three-month period occurring during such Interest Period), but in no event more frequently than monthly;

                (v) with respect to that portion of the outstanding principal amount converted into Fluctuating Rate Loans or Libor Loans on a day when interest would not otherwise have been payable pursuant to Subsections (a)(iii) or (a)(iv), the date of such conversion.

         (b) All payments (including prepayments) to be made by the Borrower on account of principal or interest with respect to any Loan or on account of fees or any other obligations of the Borrower to the Bank hereunder shall be made to the Bank at the office of the Bank set forth in Section 10.1 hereof or at such other place as the Bank may from time to time designate in writing in lawful money of the United States of America in immediately available funds. If the entire amount of any required principal and/or interest is not paid in full within ten (10) days after the same is due, the Borrower shall pay to the Bank a late fee equal to five percent (5%) of the required payment. The Borrower hereby authorizes and directs the Bank to charge any account of the Borrower maintained at any office of the Bank for any such payments. Subject to the provisions of subparagraph (a) in the definition of Interest Period set forth in Section 1.1 hereof, if any payment to be so made hereunder, or under any Note, becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, to the extent permitted by applicable law, interest thereon shall be payable at the then applicable rate during such extension.

         (c) Upon and following an Event of Default, all Loans, and any and all accrued and unpaid interest, fees or amounts due hereunder, to the extent permitted by applicable law, shall bear interest (payable on demand, and in any event on the last day of each month, and computed daily on the basis of a 360-day year for actual days elapsed) (i) in all cases other than Libor Loans at the Post-Default Rate until paid and (ii) in the case of Libor Loans at a rate which shall be the greater of the Post-Default Rate or 4% per annum in excess of the rate applicable to such Libor Loan (based upon the Pricing Level therefor) until the expiration of the Interest Period applicable to such Loan, at which time the Loan will automatically be converted into a Fluctuating Rate Loan and until paid shall bear interest at the Post-Default Rate. In no event, however, shall interest payable hereunder be in excess of the maximum rate of interest permitted under applicable law. The obligation so to pay interest upon any obligation of the Borrower to the Bank shall not be construed so as to waive the requirement for payment on the date that payment is due to the Bank as set forth in this Agreement.

         (d) The Borrower hereby expressly authorizes the Bank to record on the schedule attached to each Revolving Credit Note the amount and date of each Revolving Credit Loan, the rate of interest thereon, the date and amount of each payment of principal and the unpaid principal balance; provided, however, that the failure of the Bank to make any such notation shall not in any manner affect the obligation of the Borrower to repay any Loan in accordance with the terms hereof. All such notations shall be presumed to be correct.

         2.12 Use of Proceeds.

         (a) The proceeds of Facility A Revolving Credit Loans shall be used to finance working capital requirements of the Borrower.

         (b) The proceeds of Facility B Revolving Credit Loans shall be used by the Borrower for Acquisitions within the limitations of this Agreement.

         (c) The proceeds of the Term Loan hereunder shall be used to refinance existing Indebtedness of the Borrower owing to First Union National Bank and to finance a portion of the costs associated with the Borrower's Acquisitions within the limitations of this Agreement.

         2.13 Increased Costs. If the Bank determines that the effect of any applicable law or government regulation, guideline or order or the interpretation thereof by any Governmental Authority charged with the administration thereof (such as, for example, a change in official reserve requirements which the Bank is required to maintain in respect of loans or deposits or other funds procured for funding such loans) is to increase the cost to the Bank of making or continuing Libor Loans hereunder or to reduce the amount of any payment of principal or interest receivable by the Bank thereon, then the Borrower will pay to the Bank on demand such additional amounts as the Bank may determine to be required to compensate the Bank for such additional costs or reduction. Any additional payment under this section will be computed from the effective date at which such additional costs have to be borne by the Bank. A certificate as to any additional amounts payable pursuant to this Section setting forth the basis and method of determining such amounts shall be conclusive, absent manifest error, as to the determination by the Bank set forth therein if made reasonably and in good faith. The Borrower shall pay any amounts so certified to it by the Bank within 10 days of receipt of any such certificate. The Bank will promptly notify the Borrower of any event of which it has knowledge occurring after the date hereof which will entitle it to compensation pursuant to this Section and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the judgment of the Bank, be otherwise disadvantageous to the Bank. For purposes of this Section, all references to the "Bank" shall be deemed to include any participant in any Commitment and/or Loans.

         2.14 Yield Maintenance. If, at any time (i) any Loan is a Libor Loan, and (ii) the Bank in its sole discretion should determine that current market conditions can accommodate a prepayment request, the Borrower shall have the right at such time and from time to time to prepay such Loan in whole (but not in part), and the Borrower shall pay to the Bank a yield maintenance fee in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the maturity date of the term chosen pursuant to the Fixed Rate Election as to which the prepayment is made, shall be subtracted from the Cost of Funds component of the fixed rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term chosen pursuant to the Fixed Rate Election as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the number of days remaining in the designated term and using the above-referenced United States Treasury security rate and the number of days remaining in the term chosen pursuant to the Fixed Rate Election as to which the prepayment is made. The resulting amount shall be the yield maintenance fee due to the Bank upon prepayment of the Libor Loan. Each reference in this paragraph to "Fixed Rate Election" shall mean the election by the Borrower pursuant to Section 2.3 of this Agreement.

         If by reason of an Event of Default the Bank elects to declare any Loan to be immediately due and payable, then the foregoing amount with respect to such Loan shall become due and payable in the same manner as though the Borrower had exercised such right of prepayment.

         A certificate as to any additional amounts payable pursuant to this Section setting forth the basis and method of determining such amounts shall be conclusive, absent manifest error, as to the determination by the Bank set forth therein if made reasonably and in good faith. The Borrower shall pay any amounts so certified to it by the Bank within 10 days of receipt of any such certificate. For purposes of this Section, all references to the "Bank" shall be deemed to include any participant in any Commitment and/or Loans.

         2.15 Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a LIBOR Loan, the Bank shall have determined (i) that dollar deposits in the amount of the requested principal amount of such LIBOR Loan are not generally available in the London Interbank Market, (ii) that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Bank of making or maintaining such LIBOR Loan during such Interest Period, or (iii) that reasonable means do not exist for ascertaining the LIBOR, the Bank shall, as soon as practicable thereafter, give written or telex notice of such determination to the Borrower. In the event of any such determination, until the circumstances giving rise to such notice no longer exist, (i) no LIBOR Loans will be made hereunder (ii) each outstanding LIBOR Loan shall be converted into a Fluctuating Rate Loan on the last day of the then current Interest Period applicable thereto and (iii) unless the Borrower notifies the Bank at least two Business Days prior to the date of any proposed borrowing of a LIBOR Loan for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Loan shall instead be made as a Fluctuating Rate Loan.

         Promptly upon becoming aware that the circumstances giving rise to such notice no longer exist, the Bank shall use its best efforts to notify the Borrower that its obligation to make LIBOR Loans and convert Loans into LIBOR Loans has been reinstated, but its failure to do so shall impose no liability on the Bank. Each determination by the Bank hereunder shall be conclusive absent manifest error.

         2.16 Change in Legality.

         (a) Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for the Bank to make or maintain any LIBOR Loan, then, by written notice to the Borrower, the Bank may:

                (i) declare that LIBOR Loans will not thereafter be made by the Bank hereunder, whereupon the Borrower shall be prohibited from requesting LIBOR Loans from the Bank hereunder unless such declaration is subsequently withdrawn; and

                (ii) require that all outstanding LIBOR Loans made by it be converted to Fluctuating Rate Loans, in which event (x) all such LIBOR Loans shall be automatically converted to Fluctuating Rate Loans as of the effective date of such notice as provided in paragraph (b) below and (y) all payments and prepayments of principal which would otherwise have been applied to repay the converted LIBOR Loans shall instead be applied to repay the Fluctuating Rate Loans resulting from the conversion of such LIBOR Loans.

         (b) For purposes of this Section, a notice to the Borrower by the Bank pursuant to paragraph (a) above shall be effective with respect to each LIBOR Loan, if lawful, on the last day of the then current Interest Period for such LIBOR Loan; in all other cases, such notice shall be effective on the day of receipt by the Borrower and (ii) all references to the "Bank" shall be deemed to include any participant in any Commitment and/or the Loans.

         Promptly upon becoming aware that the circumstances giving rise to such notice no longer exist, the Bank shall use its best efforts to notify the borrower that its obligation to make LIBOR Loans and convert Loans into LIBOR Loans has been reinstated, but its failure to do so shall impose no liability on the Bank.


3.       REPRESENTATIONS AND WARRANTIES.

         In order to induce the Bank to enter into this Agreement and to make the financial accommodations herein provided for, the Borrower hereby covenants, represents and warrants to the Bank that:

         3.1 Financial Condition. The consolidated balance sheet of the Borrower and the Guarantors as at December 31, 1997, and the related consolidated statements of operations and retained earnings and cash flows for the fiscal year ended on such date, certified by Price Waterhouse LLP copies of which certified statements have heretofore been furnished to the Bank, are complete and correct and present fairly the financial condition of the Borrower and each such Guarantor as at such date, and the results of its operations and changes in financial position for the fiscal year then ended. Such certified financial statements, including schedules and notes thereto, have been prepared in accordance with generally accepted accounting principles. Neither the Borrower nor any Guarantor has any material contingent obligations, contingent liabilities or liabilities for taxes, long-term leases or unusual forward or long-term commitments, which are not reflected in the foregoing certified statements or in the notes thereto. Except as set forth in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998, respectively, since the date of the aforementioned financial statements, there has been no material adverse change in the business operations, assets or financial or other condition of the Borrower or any Guarantor.

         3.2 Corporate Existence; Compliance with Law. The Borrower, each Guarantor and each of their Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation,
(b) has the corporate power and authority and the legal right to own and operate its property, and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or operation of property or the conduct of its business require such qualification, and (d) is in compliance with all Requirements of Law; except to the extent that the failure to so qualify as a foreign corporation as required by clause (c) of this Section or to comply with all Requirements of Law as required by clause (d) of this Section could not, in the aggregate, have a material adverse effect on the business, operations, property or financial or other condition of any such Person, and could not materially adversely affect the ability of (i) the Borrower to perform its obligations under this Agreement, the Notes and its Security Agreement or (ii) any Guarantor to perform its obligations under its Guarantee and Security Agreement, if any.

         3.3 Corporate Power; Authorization; Enforceable Obligations. The Borrower has the corporate power and authority and the legal right to make, execute, deliver and perform its obligations under this Agreement, its Security Agreement and the Notes, and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement, its Security Agreement and the Notes and to authorize the execution, delivery and performance of this Agreement, its Security Agreement and the Notes. No consent or authorization of, filing with, or other act by or in respect of any other Person (including stockholders and creditors of such Borrower) or any Governmental Authority, is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, its Security Agreement or the Notes, except for the filing of financing statements required to perfect the security interest intended to be granted by the Security Agreement. This Agreement, its Security Agreement and the Notes will be duly executed and delivered on behalf of the Borrower and this Agreement, its Security Agreement and the Notes, when executed and delivered, will each constitute a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and equitable principles of general applicability, regardless of whether enforcement is sought in an action at law or a proceeding in equity.

         3.4 Power, Authorization, Enforceable Obligations of Guarantors. Each Guarantor has the power and authority and the legal right to make, deliver and perform its Guarantee and Security Agreement and the transactions contemplated thereby and has taken all necessary corporate action to authorize the execution, delivery and performance of its Guarantee and Security Agreement. No consent or authorization of, filing with, or other act by or in respect of any other Person (including stockholders and creditors of the Guarantors) or any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of such Guarantee or Security Agreement, except for the filing of financing statements required to perfect the security interest intended to be granted by the Security Agreement. Each individual and corporate Guarantee and each Security Agreement have been duly executed and delivered by the respective parties thereto, and each such document constitutes a legal, valid and binding obligation of the respective Guarantor enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and equitable principles of general applicability, regardless of whether enforcement is sought in an action at law or a proceeding in equity.

         3.5 No Legal Bar. The execution, delivery and performance of this Agreement, the Security Agreement and the Notes and the borrowings hereunder and the use of the proceeds thereof by the Borrower and the execution, delivery and performance of the Guarantees by the Guarantors, will not violate any
Requirement of Law or any Contractual Obligation of the Borrower or the Guarantors, and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any Requirement of Law or Contractual Obligation except those in favor of the Bank provided herein.

         3.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending by or against any Specified Person or against any of their properties or revenues (a) with respect to this Agreement, the Security Agreement, Notes, or the Guarantees or any of the transactions contemplated hereby or thereby, or (b) except as set forth in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, which if adversely determined, would have a material adverse effect on the business, operations, property or financial or other condition of the Borrower and its Subsidiaries or of the Guarantors.

         3.7 No Default. No Specified Person is in default under or with respect to any Contractual Obligation in any respect which could be materially adverse to the business, operations, property or financial or other condition of the Borrower or any of its Subsidiaries or of the Guarantors, or which could materially and adversely affect the ability of (i) the Borrower to perform its obligations under this Agreement, its Security Agreement, the Notes or any Loan Document to which it is a party, or (ii) the Guarantors to perform their obligations under the Guarantees. No Default or Event of Default has occurred and is continuing.

         3.8 No Burdensome Restrictions. No Contractual Obligation of any Specified Person and no Requirement of Law materially adversely affects, or insofar as the Borrower may reasonably foresee may so affect, the business, operations, property or financial or other condition of any such Specified Person.

         3.9 Taxes. The Borrower and the Guarantors have filed or caused to be filed all tax returns which to the knowledge of the Borrower are required to be filed, and have paid all taxes shown to be due and payable on said returns or on any assessments made against them or any of their property.

         3.10 Federal Regulations. The Borrower is not engaged nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Loans hereunder will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board of Governors.

         3.11 Environmental Matters.

         (a) None of the Real Property contains, or to the best knowledge of the Borrower has previously contained, (i) any hazardous or toxic waste or substances in amounts or concentrations which (A) constitute or constituted a violation of or (B) could reasonably be expected to give rise to liability under any applicable environmental law, except in either case insofar as such violation or liability could not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Borrower and the Guarantors or (ii) any underground storage tanks, except such as have been removed or remediated in accordance with all applicable environmental laws.

         (b) The Real Property is in compliance in all material respects with all applicable federal, state and local environmental standards and requirements affecting such Real Property, and there are no environmental conditions of which Borrower has knowledge which could interfere in any material respects with the continued use of the Real Property.

         (c) Neither the Borrower nor any of its Subsidiaries nor any Guarantor has received any notices of violations or advisory action by regulatory agencies regarding environmental control matters or environmental permit compliance.

         (d) Hazardous waste has not been transferred from any of the Real Property to any other locations except in compliance in all material respects with all applicable environmental laws, regulations or permit requirements.

         (e) With respect to the Real Property, there are no proceedings, governmental administrative actions or judicial proceedings pending or, to the best knowledge of the Borrower, contemplated under any federal, state or local law regulating the discharge of hazardous or toxic materials or substances into the environment, to which the Borrower or any of its Subsidiaries is named as a party.

         3.12. Year 2000 Issue. The Borrower and its Subsidiaries have reviewed the effect of the Year 2000 Issue on the computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for the Borrower and its Subsidiaries or used or relied upon in the conduct of their business (including systems and equipment supplied by others or with which such computer systems of the Borrower and its Subsidiaries interface). The costs to the Borrower and its Subsidiaries of any reprogramming required as a result of the Year 2000 Issue to permit the proper functioning of such systems and equipment and the proper processing of data, and the testing of such reprogramming, and of the reasonably foreseeable consequences of the Year 2000 Issue to the Borrower or any of its Subsidiaries (including reprogramming errors and the failure of systems or equipment supplied by others) are not reasonably expected to result in a Default or Event of Default or to have a material adverse effect on the business, assets, operations, prospects or condition (financial or otherwise) of the Borrower or any of its Subsidiaries.

4.       CONDITIONS PRECEDENT.

         4.1 Conditions to Initial Extensions of Credit. The obligation of the Bank to make the initial extension of credit to the Borrower hereunder is subject to the satisfaction of the following conditions precedent:

                  (a) Notes and Agreements. The Bank shall have received the Facility A Revolving Credit Note, the Facility B Revolving Credit Note and the Term Note, conforming to the requirements hereof and duly executed by the Borrower.

                  (b) Guarantees. The Bank shall have received the Guarantees substantially in the form of Exhibit F hereto duly executed by each Guarantor.

                  (c) Security Agreements. The Bank shall have received (i) a Security Agreement from the Borrower and each Guarantor substantially in the form of Exhibit G hereto, together with UCC-1 financing statements executed by each such entity in favor of the Bank.

                  (d) Borrower Pledge Agreement. The Bank shall have received a Borrower Pledge Agreement from the Borrower substantially in the form of Exhibit H hereto duly executed by the Borrower.

                  (e) Borrowing Base Certificate. The Bank shall have received and satisfactorily reviewed a Borrowing Base Certificate as set forth in Section 5.2(c) hereof.

                  (f) Legal Opinion. The Bank shall have received an opinion of counsel to the Borrower and each Guarantor substantially in the form of Exhibit E hereto. Such opinion shall also cover such other matters incident to the transactions contemplated by this Agreement and the Loan Documents as the Bank shall reasonably require.

                  (g) Origination Fees. The Bank shall have been paid the aggregate $50,000 balance of the origination fees described in the Commitment Letter.

                  (h) Certificates and Resolutions. The Bank shall have received
(i) copies of the resolutions of the board of directors of the Borrower authorizing the execution, delivery and performance of this Agreement and the Loan Documents certified by the Secretary or an Assistant Secretary of such corporation and like resolutions of each Guarantor authorizing the execution, delivery and performance of its respective Guarantee and Security Agreement, if any, certified respectively by the Secretary or an Assistant Secretary of each such corporation; (ii) a certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor certifying the names and true signatures of the officers of each such corporation authorized to sign any and all documents to be delivered by each such corporation or as required or contemplated hereunder; and (iii) good standing certificates issued by the applicable Governmental Authority.

                  (i) Lien Searches. The Bank shall have received the results of searches of Uniform Commercial Code and other Lien filings with respect to the Borrower in each state where it conducts business and such searches shall disclose no Liens on any assets encumbered, except for Liens permitted under
Section 7.4, or if unpermitted Liens are disclosed, the Bank shall have received satisfactory evidence of release of such Liens.

                  (j) Commitment Letter. The Borrower shall have satisfied all the terms and conditions of the Commitment Letter.

                  (k) Legal Structure. The Bank shall be satisfied with the corporate and legal structure and capitalization of the Company, including, without limitation, the charter and bylaws of the Company and each agreement or instrument relating thereto.

                  (l) Examination. The Bank shall have conducted an examination of the Company's books and records and the books and records of the Network Sites (subject to applicable laws and regulations relating to patient confidentiality), at the Company's expense, by an examiner satisfactory to the Bank and such examination shall be in form and substance satisfactory to the Bank.

                  (m) Consents.  All governmental  and third-party  consents and approvals necessary in connection with each aspect of the transactions contemplated by this Agreement shall have been obtained (without the imposition of any conditions that are not acceptable to the Bank) and shall remain in effect; all applicable waiting periods shall have expired or been terminated or waived without any adverse action being taken by any authority having jurisdiction; and no law or regulation shall be applicable in the judgment of the Bank that restrains, prevents or imposes material adverse conditions upon any aspect of the transactions contemplated by this Agreement.

                  (n) Compliance. The intended use of the proceeds of the Loans shall be in full compliance with all applicable laws, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

                  (o) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Bank and its counsel.

         4.2 Conditions to All Extensions of Credit. The obligation of the Bank to make any Loan (including the initial Loans) to be made by it hereunder is subject to the satisfaction of the following conditions precedent:

                  (a)  Representations  and Warranties.  The representations and warranties made by the Borrower herein or which are contained in any certificate, document or financial or other written statement furnished at any time under or in connection herewith, shall be correct on and as of the borrowing date for such extension of credit as if made on and as of such date except to the extent any such representation or warranty expressly speaks as of a specific date.

                  (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on the date an extension of credit is to be made or after giving effect to the extension of credit to be made on such date.

                  (c) Compliance with Borrowing Base. As to Facility A Revolving Credit Loans only, after taking into account the Facility A Revolving Credit Loan to be made, all outstanding Facility A Revolving Credit Loans together with the requested Facility A Revolving Credit Loan shall not exceed the Borrowing Base.

                  (d) Compliance with Section 7.2. As to Facility B Revolving Credit Loans only, the Borrower shall be in full compliance with each of the provisions set forth in Section 7.2.

         Each   borrowing  by  the  Borrower   hereunder   shall   constitute  a
representation and warranty by the Borrower as of the date of each such borrowing that the conditions in clauses (a), (b), (c) and (d) of this Section have been satisfied.


5.       AFFIRMATIVE COVENANTS.

         The Borrower hereby agrees that, so long as any Commitment remains in effect, any Note remains outstanding and unpaid, or any other amount is owing to the Bank hereunder, the Borrower will and will cause each Specified Person as applicable to:

         5.1 Corporate Existence and Qualification. Take the necessary steps to preserve its corporate existence and its right to conduct business in all states in which the nature of its business requires qualification to do business, except where the failure so to qualify could not reasonably by expected to have a material adverse effect on the business, operations or financial condition of the Borrower or the Guarantors.

         5.2 Financial Information and Compliance Certificates.

                  (a) Keep its books of account in accordance with good accounting practices and furnish to the Bank within 90 days after the last day of each of its fiscal years, (i) the consolidated balance sheets of the Borrower and its Subsidiaries as at such last day of the fiscal year and statements of income and retained earnings and cash flows for such fiscal year each prepared in accordance with GAAP consistently applied and certified without qualification by a firm of independent certified public accountants reasonably satisfactory to the Bank; and within (ii) 45 days after the close of each fiscal month consolidated balance sheets, statements of income and retained earnings and cash flows of the Borrower and its Subsidiaries as of the last day of and for such month and for the period of the fiscal year ended as of the close of the particular month, all such monthly statements to be in reasonable detail, and certified by the chief financial or accounting officer of the Borrower as having been prepared in accordance with GAAP (exclusive of footnotes and subject to year-end adjustments). The Borrower will also, with reasonable promptness, furnish such other data as may be reasonably requested by the Bank and will at all times and from time to time permit the Bank by or through any of its officers, agents, employees, attorneys or accountants to inspect and make extracts from such Borrower's books and records.

                  (b) Within 45 days after the close of each fiscal quarter, deliver a certificate of the president and the chief financial or accounting officer of the Borrower evidencing a computation of compliance with the provisions of Section 6 hereof and a computation of the Leverage Ratio (each including supporting detail of each applicable calculation) and stating that in each case except as disclosed in such certificate, the person making such certificate has no knowledge of any Default or Event of Default.

                  (c) Within 30 days after the last day of each month, deliver to the Bank an accounts receivable agings report accompanied by a Borrowing Base Certificate indicating a computation of the Borrowing Base and executed by the chief financial or accounting officer of the Borrower, covering the period ending the last day of the immediately preceding month.

                  (d) Promptly after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders, and promptly after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, any Governmental Authority, agency, commission, board or bureau.

                  (e) Within five days of any officer of the Borrower obtaining knowledge of any Default, if such Default is then continuing, Borrower shall furnish to the Bank a certificate of the chief financial or accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto.

         5.3 Insurance. Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower operates and naming the Bank as an additional insured or loss payee (as appropriate) thereon as its interest may appear.

         5.4 Preservation of Properties; Compliance with Law. Maintain and preserve all of its properties which are used or which are useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted and comply in all material respects with all Requirements of Law .

5.5 Taxes. Duly pay and discharge all taxes or other claims which might become a lien upon any of its property except to the extent that any thereof are being in good faith appropriately contested with adequate reserves provided therefor.

         5.6 Maintain Operating Accounts. Maintain all of its primary operating accounts with the Bank, unless the Borrower shall have provided evidence reasonably satisfactory to the Bank that for geographical purposes or in order to comply with applicable Requirements of Law such accounts are required to be maintained elsewhere.

         5.7 Notice of Litigation. Promptly notify the Bank in writing of any litigation, legal proceeding or dispute, other than disputes in the ordinary course of business or, whether or not in the ordinary course of business, involving amounts in excess of $50,000, affecting the Borrower or any Subsidiary whether or not fully covered by insurance, and regardless of the subject matter thereof (excluding, however, any actions relating to workers' compensation claims or negligence claims relating to use of motor vehicles, if fully covered by insurance, subject to deductibles).

         5.8 Indemnity (Environmental Matters). Indemnify the Bank against any liability, loss, cost, damage, or expense (including, without limitation, reasonable attorneys' fees) arising from (i) the imposition or recording of a lien by any local, state, or federal government or governmental agency or authority pursuant to any Cleanup Laws; (ii) claims of any private parties regarding violations of Cleanup Laws; and (iii) costs and expenses (including, without limitation, reasonable attorneys' fees and fees incidental to the securing of repayment of such costs and expenses) incurred by any Specified Person or the Bank in connection with compliance by any Specified Person or the Bank with any statute, regulation or order issued pursuant to any Cleanup Laws by any local, state or federal government or governmental agency or authority.

         5.9 Year 2000 Issue. Take, and shall cause each of its Subsidiaries to take, all necessary action to complete in all material respects by March 31, 1999, the reprogramming of computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for the Borrower and its Subsidiaries or used or relied upon in the conduct of their business (including systems and equipment supplied by others or with which such systems of the Borrower or any of its Subsidiaries interface) required as a result of the Year 2000 Issue to permit the proper functioning of such computer systems and other equipment and the testing of such systems and equipment, as so reprogrammed. At the request of the Bank, the Borrower shall provide, and shall cause each of its Subsidiaries to provide, to the Bank reasonable assurance of its compliance with the preceding sentence.

         5.10 Material Subsidiaries. Cause each direct and indirect Subsidiary of the Borrower to become a Guarantor (unless the Bank has provided written notice to the Borrower that such Subsidiary is not, in the Bank's reasonable judgment, a "material" Subsidiary of the Borrower) and take any action as shall be necessary to grant the Bank a first priority perfected security interest (subject to liens permitted by Section 7.4) in all the issued and outstanding Capital Stock and all the personal property and fixtures of each such Subsidiary.

         5.11 Reserved.

         5.12 After-Acquired Stock. Deliver to the Bank any After-Acquired Stock (as defined in Section 7.3 hereof) and a stock power in connection therewith, substantially in the form of Exhibit I hereto, executed by the Borrower, such delivery to occur not more than 10 days after the acquisition of such After Acquired Stock.

6.       FINANCIAL COVENANTS.

         The Borrower hereby agrees that, so long as any Commitment remains in effect, any Note remains outstanding and unpaid, or any other amount is owing to the Bank hereunder, the Borrower and its Subsidiaries on a consolidated basis will:

         6.1 Fixed Charge Coverage Ratio. Maintain as at the last day of each fiscal quarter a Fixed Charge Coverage Ratio of not less than 1.2 to 1.0.

         6.2 Consolidated Effective Net Worth. Maintain as at the last day of each fiscal quarter Consolidated Effective Net Worth in an amount not less than $26,750,000, plus 50% of the Consolidated Adjusted Net Income of the Borrower and its Subsidiaries, on a cumulative basis, commencing with June 30, 1998, for the fiscal quarter then ending (provided, that, notwithstanding the definition of Adjusted Net Income, there shall not be any reduction for any net loss), plus 80% of the net proceeds, on a cumulative basis, received by the Borrower in connection with any issuance of securities (whether for cash or otherwise) by the Borrower during the fiscal quarter then ending.

         6.3 Adjusted Leverage Ratio. Maintain as at the last day of each fiscal quarter a ratio of Consolidated Senior Funded Debt to Consolidated Adjusted EBITDA of not more than 2.5 to 1.0.

7.       NEGATIVE COVENANTS.

         The Borrower hereby agrees that, so long as any Commitment remains in effect, any Note remains outstanding and unpaid, or any other amount is owing to the Bank hereunder it will not, nor will it permit any of its Subsidiaries or any Guarantor or any of its Subsidiaries to:

         7.1 Indebtedness for Borrowed Money. Incur, or permit to exist, any Indebtedness for borrowed money except (i) Indebtedness incurred pursuant to borrowings hereunder and under any other loans made by the Bank in its discretion to the Borrower or any Subsidiary, (ii) Indebtedness existing on the date hereof and reflected in the financial statements referred to in Section 3.1 hereof, (iii) Indebtedness incurred after the date of this Agreement in an aggregate amount not in excess of $1,125,000 in any fiscal year (except for the period from the date hereof through December 31, 1998 such aggregate amount shall be $750,000) and not in excess of $3,000,000 in the aggregate at any time outstanding; provided, that, same is incurred in connection with the acquisition of fixed assets within the limitations of Section 7.8 hereof, (iv) purchase money Indebtedness incurred in connection with Permitted Acquisitions and (v) Indebtedness of a Person which is the subject of a Permitted Acquisition or to which any assets or business acquired in a Permitted Acquisition are subject provided that, in each case, such Indebtedness existed at the time of, and was not created in anticipation of, such Permitted Acquisition.

7.2      Mergers, Acquisitions and Sales of Assets.

         (a) Enter into any merger or consolidation or liquidate, windup or dissolve itself or sell, transfer or lease or otherwise dispose of all or any substantial part of its assets (other than (i) sales of inventory and obsolete equipment in the ordinary course of business and (ii) the disposition of Reproductive Science Associates, Inc. and Reproductive Science Center of Dallas by means of the sale of the Management Contract relating to such practice to the physician/owner of such practice except that any Subsidiary may merge into or consolidate with any other Subsidiary which is wholly-owned by the Borrower and any Subsidiary which is wholly-owned by the Borrower may merge with or consolidate into the Borrower provided that the Borrower is the surviving corporation.

         (b) Make any Acquisition other than as provided in Section 7.2(a) unless each of the following conditions shall have been satisfied (any Acquisition permitted by Section 7.2(a) or whereby each of the following conditions shall have been satisfied shall be referred to herein as a "Permitted Acquisition"):

                  (i) the  Acquisition  Cost in respect thereof shall not exceed
(i) $8,000,000 with respect to any individual Acquisition; and (ii) $20,000,000 in the aggregate during any fiscal year;

                  (ii) no Default or Event of Default shall exist immediately before or after giving effect thereto;

                  (iii) the Person, business or assets acquired in connection with such Acquisition are related to the infertility and assisted reproductive technology services business;

                  (iv) the Borrower shall have delivered to the Bank, not less than 10 days prior to the consummation of such Acquisition, (i) a certificate of a financial officer of the Borrower, in all respects reasonably satisfactory to the Bank and dated the date of such consummation, attaching a pro-forma compliance certificate (in a format satisfactory to the Bank) after giving effect to such Acquisition and based on the most recent financial statements delivered to the Bank pursuant to this Agreement and (ii) copies of the purchase or merger agreement or any other material documents executed in connection with the Acquisition;

                  (v) immediately after giving effect to each such Acquisition, all of the representations and warranties contained in Section 3 shall be true and correct as if then made except to the extent any such representation or warranty expressly speaks of a specific date;

                  (vi) the Acquisition shall have the approval of the target company's board of directors (or similar governing body);

                  (vii) the Bank shall have received such other information or documents as it shall have reasonably requested in connection with such Acquisition.

                  (viii) the acquisition shall have been consummated in accordance with the definitive acquisition agreement, without any waiver or amendment of any term or condition therein not consented to by the Bank and in compliance with all applicable laws and all necessary approvals;

                  (ix) the Bank shall be satisfied that any otherwise applicable state takeover law and any applicable supermajority charter provisions are not applicable to the Acquisition or that any conditions to avoiding such restrictions have been satisfied;

                  (x) all governmental and third-party consents and approvals necessary in connection with each aspect of the Acquisition shall have been obtained (without the imposition of any conditions that are not acceptable to the Bank) and shall remain in effect; all applicable waiting periods shall have expired or been terminated or waived without any adverse action being taken by any authority having jurisdiction; and no law or regulation shall be applicable in the judgment of the Bank that restrains, prevents or imposes material adverse conditions upon any aspect of the Acquisition; and

                  (xi) any Acquisition with a total Acquisition Cost in excess of $1,000,000 or any Acquisition occurring after the Borrower has paid, during any twelve-month period, in excess of $3,000,000 in Acquisition Costs in respect of all such Acquisitions during such period, will require the consent of the Bank.

         7.3 Lending, Advances and Investments. Lend or advance money, credit or property to or invest in (by capital contribution, loan, purchase or otherwise) any firm, corporation, or other Person except (i) investments in Cash Equivalents, (ii) accounts receivable arising out of sales of inventory or the rendering of services in the ordinary course of business (iii) loans or advances not in excess of $1,500,000 in the aggregate at any one time outstanding to Practice Groups who have executed a Management Agreement with the Borrower, (iv) purchases of accounts receivable pursuant to Management Agreements to which the Borrower or any Subsidiary is party; provided same is existing as of the date hereof or arises out of a Permitted Acquisition, (v) a loan in a principal amount of up to $50,000 to Gerardo Canet and a loan in a principal amount of up to $15,000 to Donald Wood to enable each to exercise options to purchase stock of the Borrower, (vi) loans to officers, directors and employees in an aggregate amount at any one time outstanding not to exceed $500,000, (vii) the purchase of 537 shares of Shady Grove Fertility Centers, Inc. not presently owned by the Borrower, from Robert J. Stillman, M.D. ("After-Acquired Stock") and (viii) payroll advances to employees which are to be repaid through payroll deduction.

         7.4 Liens. Create, assume or permit to exist, any Lien on any of its property or assets now owned or hereafter acquired except (i) Liens in favor of the Bank; (ii) other Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially impair the use thereof in the operation of its business; (iii) Liens for taxes or other governmental charges which are not delinquent or which are being contested in good faith and for which a reserve shall have been established in accordance with generally accepted accounting principles; (iv) purchase money Liens granted to secure the unpaid purchase price of any fixed assets purchased within the limitations of Section 7.8 hereof; (v) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed; (vi) any interest or title of a lessor secured by a lessor's interest under any lease permitted by this Agreement; and (vii) leases or subleases granted to others not interfering in any material respect with the business of such Person..

         7.5 Contingent Liabilities. Assume, endorse, be or become liable for or guarantee the obligations of any Person excluding however, (i) the endorsement of negotiable instruments for deposit or collection in the ordinary course of business; (ii) the Guarantees and (iii) the assumption of leases in connection with an Acquisition.

         7.6 Dividends. (a) Declare or pay any dividends on its Capital Stock, except (i) dividends payable solely in shares of its own common stock, (ii) as long as no Default or Event of Default has occurred and is continuing, dividends in connection with the Borrower's outstanding preferred stock in an aggregate amount not in excess of $133,000 in any fiscal year and (iii) any Subsidiary wholly owned by the Borrower may declare and pay dividends to the Borrower, or
(b) purchase, redeem, retire or otherwise acquire any of its Capital Stock at any time outstanding (other than in connection with the surrender of shares of the Borrower's Series A Cumulative Convertible Preferred Stock upon its conversion into shares of the Borrower's Common Stock).

         7.7 Sales of Receivables; Sale - Leasebacks. Sell, discount or otherwise dispose of notes, accounts receivable or other obligations owing to the Borrower, with or without recourse, except for the purpose of collection in the ordinary course of business; or sell any asset pursuant to an arrangement to thereafter lease such asset from the purchaser thereof.

         7.8 Capital Expenditures; Capitalized Leases. Expend or agree to expend in the aggregate for the Borrower and all Subsidiaries in excess of $1,500,000 in any fiscal year for Capital Expenditures including assets acquired under Capitalized Leases, excluding amounts paid in connection with Permitted Acquisitions.

         7.9 Lease Payments. Expend in the aggregate for the Borrower and all Subsidiaries in excess of $2,000,000 in any fiscal year for the lease, rental or hire of real or personal property pursuant to any rental agreement therefor, whether an operating lease, capitalized lease or otherwise.

         7.10 Nature of Business.  Materially  alter the nature of its business.

         7.11 Stock of Subsidiaries. Sell or otherwise dispose of any Subsidiary (except in connection with a merger or consolidation of a Subsidiary into the Borrower or another Subsidiary) or permit a Subsidiary to issue any additional shares of its capital stock except pro rata to its stockholders.

         7.12 ERISA. (i) Terminate any Plan so as to result in any material liability to the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (the "PBGC"), (ii) engage in or permit any person under its control to engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1954, as amended) involving any Plan which would subject a Borrower to any material tax, penalty or other liability, (iii) incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, involving any Plan, or (iv) allow or suffer to exist any event or condition, which presents a material risk of incurring a material liability to the PBGC by reason of termination of any Plan.

         7.13 Accounting Changes. Make, or permit any Subsidiary to make any change in its accounting treatment or financial reporting practices except as required or permitted by GAAP in effect from time to time.

         7.14 Transactions with Affiliates. Except for the Management Agreements and as otherwise specifically set forth in this Agreement, directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or enter into any other transaction, with any Affiliate except in the ordinary course of business and at prices and on terms not less favorable to it than those which would have been obtained in an arm's-length transaction with a non-affiliated third party.


8.       EVENTS OF DEFAULT.

         Upon the occurrence and during the continuance of any of the following events (each an Event of Default):

         (a) Borrower shall fail to pay principal of any of the Notes when due, or shall fail to pay any interest, or other amount payable hereunder within two Business Days after the same becomes due; or

         (b) Any representation or warranty made or deemed made by the Borrower herein or which is contained in any certificate, document or financial or other written statement furnished at any time under or in connection with this Agreement shall prove to have been false in any material respect on or as of the date made or deemed made; or

         (c) Borrower shall default in the observance or performance of any covenant or provision contained in Section 6 or 7 hereof; or

         (d) Borrower shall default in the observance or performance of any other provision contained in this Agreement or any other Loan Document and such default shall continue unremedied with respect to other provisions of this Agreement for a period of 10 days after written notice thereof is given to the Borrower by the Bank and with respect to other Loan Documents after the expiration of any applicable grace or cure periods; or

         (e) Any Specified Person shall (i) default in any payment in excess of $10,000 in the aggregate with respect to any Indebtedness for borrowed money (other than the Notes) in excess of $50,000 beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, in each case the effect of which default or other event or condition is to cause or permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause such Indebtedness to become due prior to its stated maturity; or

         (f) (i) Any Specified Person shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or any Specified Person shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Specified Person any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Specified Person any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall have not been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof; or (iv) any Specified Person shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) of this Section 8(f); or (v) any Specified Person shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

         (g)  (i)  any  Specified   Person  shall  engage  in  any   "prohibited
transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Bank, likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten days after notice of such Reportable Event pursuant to Section 4043(a), (c) or
(d) of ERISA is given or the continuance of such proceedings for ten days after commencement thereof, as the case may be, (iv) any Plan shall terminate for purposes of Title IV of ERISA, and in each case in clauses (i) through (iv) above, such event or condition could subject the Borrower to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations or property of the Borrower; or

         (h) the rendition by any court of a final judgment against any Specified Person in excess of $50,000 (to the extent not covered by insurance as to which the insurer has acknowledged liability) which shall not be satisfactorily stayed, discharged, vacated or set aside within 60 days of the making thereof; or the attachment of any property of any Specified Person which has not been released or provided for to the reasonable satisfaction of the Bank within 60 days after the making thereof; or

         (i) any Guarantee of any Guarantor shall cease to be in full force and effect (other than by reason of a transaction permitted by Section 7.2(a) of this Agreement); or

         (j) any of the Liens created and granted pursuant to the Security Agreement(s) shall fail to be valid, first, perfected Liens subject to no prior or equal Lien except as permitted by this Agreement; or

         (k) a Change of Control shall occur; or

         (l) the Bank shall have determined in its reasonable discretion that there has occurred a material adverse change in the business, properties or financial condition of the Borrower;

then, in any such event, any or all of the following actions may be taken: (i) the Bank may, at its option, declare either or all Commitments to be terminated forthwith, whereupon such Commitment(s) and all obligations of the Bank to make Revolving Credit Loans shall immediately terminate; (ii) the Bank may, at its option, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable and the same, and all interest accrued thereon, shall forthwith become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived, anything contained herein or in any instrument evidencing the Loans to the contrary notwithstanding.


9.       COLLATERAL SECURITY.

         9.1 General Loan and Collateral Agreement. As collateral security for the payment of the Obligations, the Borrower and each Guarantor hereby grant to the Bank a lien on and security interest in and right of setoff with respect to any and all deposits or other sums at any time credited by or due from the Bank or any Affiliate of the Bank to the Borrower and/or any Guarantor, whether now existing or hereafter arising, whether in regular or special depository accounts or otherwise, and any and all monies, credit, collateral, securities and other property of the Borrower and/or any Guarantor, whether now existing or hereafter arising, and the proceeds thereof, now or hereafter held or received by or in transit to the Bank or any Affiliate of the Bank from or for the Borrower and/or any Guarantor, whether for safekeeping, custody, pledge, transmission, collection or otherwise. At any time, without demand or notice, the Bank may set off the same or any part thereof and apply the same to any of the Obligations of the Borrower and/or any Guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Loans. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

         9.2 Additional Collateral Security. In addition to the collateral described in Section 9.1 hereof, payment of the Obligations is also secured by a first priority (subject to Liens permitted by this Agreement) security interest in (i) all personal property and fixtures of the Borrower and each Guarantor,
(ii) assignments of all financing statements in favor of the Borrower and/or the Guarantors in connection with its (their) purchase of accounts receivable, (iii) all the issued and outstanding Capital Stock of each Subsidiary that is or becomes a Guarantor, and (iv) all proceeds and products of the forgoing, whether now owned or hereafter acquired, as provided in a Security Agreement executed or to be executed and delivered by the Borrower and each Guarantor to the Bank.

10.      MISCELLANEOUS.

         10.1 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing unless otherwise expressly provided herein and shall be deemed to have been duly given or made when delivered by hand or by nationally recognized overnight courier service, or by telegram or telecopy, or when deposited in the mail addressed as follows, or to such address as may be hereafter notified in writing by the respective parties hereto and any future holders of any Note:

         The Borrower:        IntegraMed America, Inc.
                              One Manhattanville Road
                              Purchase, New York 10577-2100
                              Att: Eugene R. Curcio, Vice President Finance and
                              Chief Financial Officer
                              Telecopy No.: 914-253-8008

         with a copy to:      Bachner, Tally, Polevoy & Misher LLP
                              380 Madison Ave.
                              New York, New York 10017
                              Attn: Sheldon E. Misher, Esq.
                              Telecopy No.: 212-682-5729

         The Bank:            Fleet Bank, National Association
                              244 Westchester Avenue
                              White Plains, New York 10604
                              Att: Thomas G. Carley, Vice President
                              Telecopy No.: 914-681-5045

         with a copy to:      Richard M. Skoller, Esq.
                              Emmet, Marvin & Martin, LLP
                              120 Broadway
                              New York, New York 10271
                              Telecopy No.: 212-238-3100

         10.2 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right.

         10.3 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

         10.4 Payment of Expenses; Examination.

         (a) The Borrower agrees to pay or reimburse the Bank for all its costs and expenses (including, without limitation, the reasonable fees and expenses of attorneys for the Bank) incurred in connection with (i) the enforcement or preservation of any rights under this Agreement or any Note or any other Loan Document or any other instrument or agreement entered into in connection herewith or therewith including, without limitation, the reasonable fees and disbursements of attorneys for the Bank; (ii) any claim or action threatened, made or brought against the Bank arising out of or relating to any extent to this Agreement, the Security Agreement, any Note or Loan Documents or any instrument or agreement entered into in connection with the transactions contemplated hereby or thereby; (iii) the perfection of any security interest in the Collateral or in the maintenance of the Collateral; (iv) any amendment or modification of any Loan Document; (v) the payment of any tax, assessment, recording fee or similar charge imposed on or with respect to the Collateral or the filing or recording of any Loan Document; (vi) any waiver of any right of the Bank under any Loan Document and (vii) the reasonable fees and disbursements of any counsel to the Bank incurred from time to time in connection with the transactions contemplated by this Agreement.

         (b) The Borrower agrees that at any time and from time to time the Bank may conduct an examination of the Borrower's books and records and the books and records of each Network Site (subject to applicable laws and regulations relating to patient confidentiality). The cost of one such examination in each calendar year shall be borne by the Borrower; provided, that, should at any time a Default or Event of Default shall have occurred and be continuing, the cost of all such examinations shall thereafter be borne by the Borrower until such Default or Event of Default shall have been cured or waived. The obligations set forth in this Section 10.4 shall be in addition to any other obligations or liabilities of the Borrower to the Bank hereunder or at common law or otherwise. The provisions of this Section 10.4 shall survive the payment of the Notes and the termination of this Agreement.

         10.5 WAIVER OF JURY TRIAL, SET-OFF AND COUNTERCLAIM. THE BORROWER AND THE BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY, AND THE BORROWER WAIVES THE RIGHT TO INTERPOSE ANY SETOFF OR COUNTERCLAIM, IN EACH CASE IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN ) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS AGREEMENT AND MAKE THE LOANS.

         10.6 WAIVER OF AUTOMATIC STAY. THE BORROWER AGREES THAT, IN THE EVENT THAT THE BORROWER, ANY GUARANTOR OR ANY OF THE PERSONS OR PARTIES CONSTITUTING THE BORROWER OR ANY GUARANTOR SHALL (i) FILE WITH ANY BANKRUPTCY COURT OF COMPETENT JURISDICTION OR BE THE SUBJECT OF ANY PETITION UNDER TITLE 11 OF THE U.S. CODE, AS AMENDED ("BANKRUPTCY CODE"), (ii) BE THE SUBJECT OF ANY ORDER FOR RELIEF ISSUED UNDER THE BANKRUPTCY CODE, (iii) FILE OR BE THE SUBJECT OF ANY PETITION SEEKING ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY, OR OTHER RELIEF FOR DEBTORS, (iv) HAVE SOUGHT OR CONSENTED TO OR ACQUIESCED IN THE APPOINTMENT OF ANY TRUSTEE, RECEIVER, CONSERVATOR, OR LIQUIDATOR, OR (v) BE THE SUBJECT OF ANY ORDER, JUDGMENT, OR DECREE ENTERED BY ANY COURT OF COMPETENT JURISDICTION APPROVING A PETITION FILED AGAINST SUCH PARTY FOR ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY, OR RELIEF FOR DEBTORS, THE BANK SHALL THEREUPON BE ENTITLED AND THE BORROWER IRREVOCABLY CONSENTS TO IMMEDIATE AND UNCONDITIONAL RELIEF FROM ANY AUTOMATIC STAY IMPOSED BY SECTION 362 OF THE BANKRUPTCY CODE, OR OTHERWISE, ON OR AGAINST THE EXERCISE OF THE RIGHTS AND REMEDIES OTHERWISE AVAILABLE TO THE BANK AS PROVIDED FOR HEREIN, IN ANY NOTE, OTHER LOAN DOCUMENTS DELIVERED IN CONNECTION HEREWITH AND AS OTHERWISE PROVIDED BY LAW, AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT TO OBJECT TO SUCH RELIEF AND WILL NOT CONTEST ANY MOTION BY THE BANK SEEKING RELIEF FROM THE AUTOMATIC STAY AND THE BORROWER WILL COOPERATE WITH THE BANK, IN ANY MANNER REQUESTED BY THE BANK, IN ITS EFFORTS TO OBTAIN RELIEF FROM ANY SUCH STAY OR OTHER PROHIBITION.

         10.7 LIMITATION OF LIABILITY. NO CLAIM MAY BE MADE BY THE BORROWER, ANY GUARANTOR, ANY SPECIFIED PERSON, OR ANY OTHER PERSON AGAINST THE BANK OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS OF THE BANK FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR, TO THE FULLEST EXTENT PERMITTED BY LAW, FOR ANY PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT, STATUTORY LIABILITY, OR ANY OTHER GROUND) BASED ON, ARISING OUT OF OR RELATED TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND THE BORROWER (FOR ITSELF AND ON BEHALF OF EACH GUARANTOR AND EACH SPECIFIED PERSON) HEREBY WAIVES, RELEASES AND AGREES NEVER TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER SUCH CLAIM NOW EXISTS OR HEREAFTER ARISES AND WHETHER OR NOT IT IS NOW KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

         10.8 Modification and Waiver. No modification or waiver of, or with respect to any provision of this Agreement or any document or instrument delivered in connection therewith shall be effective unless and until it shall be in writing and signed by the Bank, and then such modification or waiver shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances.

         10.9 Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Bank, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of the Bank. The term "Bank" as used herein shall be deemed to include the Bank and its successors, endorsees and assigns.

         (b) The Bank shall have the unrestricted right at any time or from time to time, and without Borrower's or any Guarantor's consent, to assign any portion (equivalent to an initial Commitment and/or Loans of not less than $1,000,000 in principal amount) of its rights and obligations hereunder to one or more banks or other financial institutions (each, an "Assignee") and the Borrower and each Guarantor agree that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as the Bank shall deem necessary to effect the foregoing. In addition, at the request of the Bank and any such Assignee, the Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if the Bank has retained any of its rights and obligations hereunder following such assignment, to the Bank, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by the Bank prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and the Bank after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by the Bank in connection with such assignment, and the payment by Assignee of the purchase price agreed to by the Bank, and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of the Bank hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by the Bank pursuant to the assignment documentation between the Bank and such Assignee, and the Bank shall be released from its obligations hereunder and thereunder to a corresponding extent. Notwithstanding the foregoing, no Assignee or other transferee of any rights of the Bank shall be entitled to receive any greater payment under Section 2.6 or 2.13 than the Bank would have been entitled to receive with respect to the rights transferred, unless such transfer was made at a time when the circumstance giving rise to such greater payment did not exist.

         (c) The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrower or any Guarantor, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in the Bank's obligation to lend hereunder and/or any or all of the Loans held by the Bank hereunder. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, the Bank shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations hereunder. The Bank may furnish any information concerning the Borrower in its possession from time to time to prospective Assignees and Participants, provided that the Bank shall require any such prospective Assignee or Participant to agree in writing to maintain the confidentiality of such information. Notwithstanding the foregoing, the Bank and any Participants shall not be entitled to receive any greater payment under
Section 2.6 or 2.13 than the Bank would have been entitled to receive had no participating interests been granted.

         10.10 Governing Law; Consent to Jurisdiction. This Agreement, the Notes and any documents and instruments delivered in connection herewith and therewith and the rights and duties of the parties hereunder and thereunder shall be governed by, and construed and interpreted in accordance with, the law of the State of New York and the Borrower consents to the jurisdiction of the courts of the State of New York in any action brought to enforce any rights of the Bank under this Agreement and any document or instrument related hereto.

         10.11 Entire Agreement. This Agreement and any other agreements, documents and instruments executed and delivered pursuant to or in connection with the Obligations contain the entire agreement between the parties relating to the subject matter hereof and thereof. The Borrower expressly acknowledges that the Bank has not made and the Borrower is not relying on any oral representations, agreements or commitments of the Bank or any officer, employee, agent or representative thereof.

         10.12 Interest Adjustment. All agreements between Borrower and Guarantors and the Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Bank for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then the Loan Documents shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrower and the Bank in the execution, delivery and acceptance of this Agreement to contract in strict compliance with the laws of the State of New York from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever the Bank should ever receive as interest and amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by a Note (in such manner as the Bank may determine in its sole discretion) and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrower, Guarantors and the Bank.

         10.13 Pledge to Federal Reserve. The Bank may at any time pledge all or any portion of its rights under the loan documents including any portion of the promissory note to any of the twelve (12) Federal Reserve Banks organized under
Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release Bank from its obligations under any of the loan documents.

         10.14 Lost Notes. Upon receipt of an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of any Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other security document, the Borrower will issue, in lieu thereof, a replacement Note or other security document in the same principal amount thereof and otherwise of like tenor.

         10.15 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officer as of the day and year first above written.

                            INTEGRAMED AMERICA, INC.

                             By:    /s/Eugene R. Curcio
                                    ---------------------------
                             Name:  Eugene R. Curcio
                             Title: Vice President, Finance and
                                    Chief Financial Officer


                        FLEET BANK, NATIONAL ASSOCIATION

                             By:   /s/Thomas G. Carley
                                   -----------------------------
                             Name: Thomas G. Carley
                            Title: Vice President

                                    EXHIBIT A


                    FORM OF FACILITY A REVOLVING CREDIT NOTE

                        FACILITY A REVOLVING CREDIT NOTE

$4,000,000.00                                            White Plains, New York
                                                         September 11, 1998

         INTEGRAMED AMERICA, INC., a Delaware corporation (the "Borrower"), for value received, hereby promises to pay to the order of FLEET BANK, NATIONAL ASSOCIATION (the "Bank") on September 11, 2001, at the office of the Bank specified in Section 10.1 of the Loan Agreement dated as of September 11, 1998, between the Borrower and the Bank, as amended from time to time (as so amended the "Agreement"; terms defined in the Agreement shall have their defined meanings when used in this Note), in lawful money of the United States of America and in immediately available funds the principal amount of FOUR MILLION and 00/100 DOLLARS ($4,000,000.00) or, if less than such principal amount, the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower pursuant to Section 2.1(a) of the Agreement. The Borrower further promises to pay interest in like money on the unpaid principal balance of this Note from time to time outstanding at an annual rate as selected by the Borrower pursuant to the terms of Section 2.2 of the Agreement. Interest shall be computed on the basis of a 360-day year for actual days elapsed and shall be payable as provided in the Agreement. All Loans made by the Bank pursuant to subsection 2.1(a) of the Agreement and all payments of the principal thereon may be endorsed by the holder of this Note on the schedule annexed hereto, to which the holder may add additional pages. The aggregate net unpaid amount of Loans set forth in such schedule shall be presumed to be the principal balance hereof. After the stated or any accelerated maturity hereof, this Note shall bear interest at an increased rate as set forth in the Agreement, payable on demand, but in no event in excess of the maximum rate of interest permitted under applicable law.

         This Note is the Facility A Revolving Credit Note referred to in the Agreement, and is entitled to the benefits thereof and may be prepaid, and is required to be prepaid, in whole or in part (subject to the indemnity provided in the Agreement) as provided therein. Upon the occurrence of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note may be declared to be immediately due and payable as provided in the Agreement. This Note is secured by the collateral described in each Security Agreement.

         This Note shall be construed in accordance with and governed by the laws of the State of New York.

                                       INTEGRAMED AMERICA, INC.


                                        By:  /s/Eugene R. Curcio
                                             ---------------------------
                                      Name:  Eugene R. Curcio
                                     Title:  Vice President Finance and
                                             Chief Financial Officer

                                    EXHIBIT B


                    FORM OF FACILITY B REVOLVING CREDIT NOTE

                        FACILITY B REVOLVING CREDIT NOTE

$5,000,000.00                                             White Plains, New York
                                                          September 11, 1998

         INTEGRAMED AMERICA, INC., a Delaware corporation (the "Borrower"), for value received, hereby promises to pay to the order of FLEET BANK, NATIONAL ASSOCIATION (the "Bank") on September 11, 2001, at the office of the Bank specified in Section 10.1 of the Loan Agreement dated as of September 11, 1998, between the Borrower and the Bank, as amended from time to time (as so amended the "Agreement"; terms defined in the Agreement shall have their defined meanings when used in this Note), in lawful money of the United States of America and in immediately available funds the principal amount of FIVE MILLION and 00/100 DOLLARS ($5,000,000.00) or, if less than such principal amount, the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower pursuant to Section 2.1(b) of the Agreement. The Borrower further promises to pay interest in like money on the unpaid principal balance of this Note from time to time outstanding at an annual rate as selected by the Borrower pursuant to the terms of Section 2.2 of the Agreement. Interest shall be computed on the basis of a 360-day year for actual days elapsed and shall be payable as provided in the Agreement. All Loans made by the Bank pursuant to subsection 2.1(b) of the Agreement and all payments of the principal thereon may be endorsed by the holder of this Note on the schedule annexed hereto, to which the holder may add additional pages. The aggregate net unpaid amount of Loans set forth in such schedule shall be presumed to be the principal balance hereof. After the stated or any accelerated maturity hereof, this Note shall bear interest at an increased rate as set forth in the Agreement, payable on demand, but in no event in excess of the maximum rate of interest permitted under applicable law.

         This Note is the Facility B Revolving Credit Note referred to in the Agreement, and is entitled to the benefits thereof and may be prepaid, and is required to be prepaid, in whole or in part (subject to the indemnity provided in the Agreement) as provided therein. Upon the occurrence of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note may be declared to be immediately due and payable as provided in the Agreement. This Note is secured by the collateral described in each Security Agreement.

         This Note shall be construed in accordance with and governed by the laws of the State of New York.

                                       INTEGRAMED AMERICA, INC.


                                        By:  Eugene R. Curcio
                                             ----------------------------
                                      Name:  Eugene R. Curcio
                                     Title:  Vice President Finance and
                                             Chief Financial Officer

                                    EXHIBIT C

                                FORM OF TERM NOTE

                                    TERM NOTE


$4,000,000.00                                          White Plains, New York
                                                       September 11, 1998


                INTEGRAMED AMERICA, INC., a Delaware corporation (the "Borrower"), for value received, hereby promises to pay to the order of FLEET BANK, NATIONAL ASSOCIATION (the "Bank") at its office specified in Section 10.1 of the Loan Agreement dated as of September 11, 1998 between the Borrower and the Bank, as amended from time to time (as so amended the "Agreement"; terms defined in the Agreement shall have their defined meanings when used in this
Note) in lawful money of the United States and in immediately available funds, the principal sum of FOUR MILLION AND 00/100 DOLLARS ($4,000,000.00) payable in sixteen (16) consecutive quarterly installments in the amount of $250,000.00 each and the last and final installment equal to the then unpaid principal balance of this Note payable on the first day of each , January, March, June and September, commencing June 1, 2000. The Borrower further promises to pay interest at said office in like money on the unpaid principal balance of this Note from time to time outstanding (computed on the basis of a 360 day year for actual days elapsed) at an annual rate as selected by the Borrower pursuant to the terms of Section 2 of the Agreement. Interest shall be payable as provided in the Agreement. Whenever the entire unpaid principal amount of this Note becomes due and payable (whether at the stated maturity hereof, by acceleration or otherwise) interest hereon shall thereafter be payable on demand at a rate as set forth in the Agreement, but in no event in excess of the maximum rate of interest permitted under any applicable law.

                This Note is the Term Note referred to in the Agreement, and is entitled to the benefits and subject to the terms thereof and may be prepaid in whole or in part (subject to the indemnity provided in the Agreement) as provided therein. This Note is secured by the Collateral described in each Security Agreement.

                Upon the occurrence of any one or more of the Events of Default specified in the Agreement, all amount then remaining unpaid under the Note may be declared immediately due and payable as provided in the Agreement.

                This Note shall be construed in accordance with and governed by the laws of the State of New York.

                                               INTEGRAMED AMERICA, INC.


                                         By:  /s/Eugene R. Curcio
                                              ----------------------------
                                       Name:  Eugene R. Curcio
                                      Title:  Vice President Finance and
                                              Chief Financial Officer